Exhibit 99 (e)


October 23, 1998

BERGEN BRUNSWIG DRUG COMPANY
BERGEN BRUNSWIG CORPORATION
4000 Metropolitan Drive
Orange, California  92668
Attention:        Eric J. Schmitt
                  Vice President, Finance and Treasurer

         Re:      Amended and Restated Credit Agreement,
                  dated as of September 30 1994, as amended

Ladies and Gentlemen:

         Reference is made to that certain Amended and Restated Credit Agreement dated as of September 30, 1994, as amended (the "Credit Agreement"), among Bergen Brunswig Drug Company (the "Borrower"), Bergen Brunswig Corporation (the "Parent"), the Lenders party thereto, and Bank of America National Trust and Savings Association, as Agent (the "Agent"). Capitalized terms used herein which are not defined shall have the meanings assigned in the Credit Agreement.

         By letter dated October 23, 1998 (attached), the Borrower requested that certain non-cash charges taken by the Borrower in its Fiscal Quarter ending September 30, 1998 be excluded from computing all financial covenants contained in Section 7.2.3 of the Credit Agreement, for the Fiscal Quarter ending September 30, 1998 and thereafter. The Borrower has advised that these non-cash charges will not exceed $93,000,000 in the aggregate, on a pre-tax basis, and consist of (a) up to $88,000,000 relating to writing off the goodwill relating to certain acquisitions of Bergen Brunswig Medical Corporation completed prior to September 1995, and (b) up to $5,000,000 related to the abandonment of certain capitalized software.

         Please be advised that the Lenders and the Agent hereby agree to exclude an aggregate of up to $93,000,000, on a pre-tax basis, of the non-cash charges described above to the extent taken in the Fiscal Quarter ending September 30, 1998. These charges may be excluded when computing all financial covenants contained in Section 7.2.3 of the Credit Agreement for the Fiscal Year ending September 30, 1998 and thereafter. The Lenders and the Agent also waive any Event of Default that may have occurred by reason of the Borrower announcing such charges prior to the effectiveness of this waiver.





                               EXH 99(e) - Page 1

BERGEN BRUNSWIG DRUG COMPANY
BERGEN BRUNSWIG CORPORATION
October 23, 1998
Page 2

         The Borrower agrees to pay to the Agent for the ratable account of each Lender consenting to this waiver by the deadline set forth below, a waiver fee equal to 4.0 basis points of each Lender's commitment, payable on the effective date of this waiver.

         This waiver is specific in time and in intent and does not constitute, nor should it be construed as, a waiver of any right, power or privilege under the Credit Agreement, or under any agreement, contract, indenture, document or instrument mentioned in the Credit Agreement; nor does it preclude other or further exercise hereof or the exercise of any other right, power or privilege, nor shall any waiver of any right, power, privilege or default hereunder, or under any agreement, contract, indenture, document or instrument mentioned in the Credit Agreement, or constitute a waiver of any subsequent default of the same or of any other term or provision.

         We ask that Lenders sign and fax a copy of this letter no later than the close of business on Friday, October 30, 1998 to the attention of Gina Meador at (213) 228-2299, followed by a (two) signed hardcopies to the address on the cover letter.

         This waiver may be signed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This waiver shall not be effective until signed by the Agent, the Required Lenders, the Borrowers and the Parent. By signing below, the Parent hereby consents to this waiver and represents and warrants to the Lenders and the Agent that there is no defense, counterclaim or offset of any type or nature to its Guaranty, and that the same remains in full force and effect after giving effect hereto

                                Very truly yours,

                                BANK OF AMERICA NATIONAL TRUST
                                AND SAVINGS ASSOCIATION,
                                as Agent
                                By: /s/   Gina Meador
                                    -------------------------------------------
                                          Gina Meador
                                          Vice President

                                BANK OF AMERICA NATIONAL
                                TRUST AND SAVINGS ASSOCIATION,
                                as a Lender
                                By: /s/   Vanessa Sheh Meyer
                                    -------------------------------------------
                                          Vanessa Sheh Meyer
                                          Managing Director
(Signatures continue)







                               EXH 99(e) - Page 2

BERGEN BRUNSWIG DRUG COMPANY
BERGEN BRUNSWIG CORPORATION
October 23, 1998
Page 3
                                THE CHASE MANHATTAN BANK
                                By: /s/   Dawn Lee Lum
                                    -------------------------------------------
                                Title:   Vice President


                                PNC BANK, NATIONAL ASSOCIATION
                                By: /s/   Phil Liebscher
                                    -------------------------------------------
                                Title:   Vice President


                                WACHOVIA BANK OF GEORGIA, N.A.
                                By: /s/   Roderick Miles
                                    -------------------------------------------
                                Title:   Executive Vice President


                                THE BANK OF NEW YORK
                                By: /s/   Rebecca K. Levine
                                    -------------------------------------------
                                Title:   Vice President


                                FIRST UNION NATIONAL BANK
                                By: /s/   John E. Reid
                                    -------------------------------------------
                                Title:   Vice President


                                WELLS FARGO BANK, N.A.
                                By: /s/ Edith R. Lim    Mark Haberecht
                                    -------------------------------------------
                                Title:  Vice President  Assistant Vice President


                                TORONTO DOMINION (TEXAS), INC.
                                By: /s/   Jimmy Simien
                                    -------------------------------------------
                                Title:   Vice President


                                SUNTRUST BANK, ATLANTA
                                By: /s/   Richard Anderson
                                    -------------------------------------------
                                Title:   Vice President




(Signatures continue)








                               EXH 99(e) - Page 3

BERGEN BRUNSWIG DRUG COMPANY
BERGEN BRUNSWIG CORPORATION
October 23, 1998
Page 4



                                THE NORTHERN TRUST COMPANY
                                By: /s/   David Mitchell
                                    -------------------------------------------
                                Title:   Senior Vice President



                                ABN AMRO BANK, N.V., LOS ANGELES
                                By: /s/ Paul K. Stimpfl        Shikha Rehman
                                    -------------------------------------------
                                Title:  Group Vice President   Vice President



                                CIBC, INC.
                                By: /s/   Katherin Bass
                                    -------------------------------------------
                                Title:   Executive Director



                                UNION BANK OF CALIFORNIA
                                By: /s/   Linda L. Beaven
                                    -------------------------------------------
                                Title:   Vice President













(Signatures continue)








                               EXH 99(e) - Page 4

BERGEN BRUNSWIG DRUG COMPANY
BERGEN BRUNSWIG CORPORATION
October 23, 1998
Page 5



                                BANCA DI ROMA
                                By: /s/   Richard G. Dietz
                                    -------------------------------------------
                                Title:   Vice President

                                By: /s/   Augusto Bianchi
                                    -------------------------------------------
                                Title:   Executive Vice President


                                MELLON BANK
                                By: /s/   John McCabe
                                    -------------------------------------------
                                Title:   Senior Vice President





Agreed and acknowledged:

BORROWER:

BERGEN BRUNSWIG DRUG COMPANY


By: /s/    Eric J. Schmitt
   ---------------------------------------------
Title:     Vice President, Finance and Treasurer



PARENT:

BERGEN BRUNSWIG CORPORATION


By: /s/    Eric J. Schmitt
   ---------------------------------------------
Title:     Vice President, Finance and Treasurer








                               EXH 99(e) - Page 5